Exhibit 10.4

EXECUTION COPY

THIS INCREMENTAL TERM SUPPLEMENT (this “Supplement”), is dated as of March 29, 2006, among CSC HOLDINGS, INC., a Delaware corporation (the “Company”), the banks which are parties hereto, together with their respective successors and assigns (the “Incremental Term Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Company, certain of its subsidiaries named therein, the several banks whose names are set forth on the signature pages thereof, and the Administrative Agent have entered into that certain Credit Agreement, dated as of February 24, 2006 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used in this Incremental Term Supplement shall have the meanings ascribed thereto in the Credit Agreement), which Credit Agreement grants the Company, the Incremental Term Lenders and the Administrative Agent an option to establish a separate tranche of commitments and loans subject, among other things, to the execution and delivery of an Incremental Term Supplement;

NOW, THEREFORE, pursuant to Section 2.14 of the Credit Agreement, and in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1       The Incremental Term Borrowing. Subject to the terms and conditions set forth herein and in the Credit Agreement, each Incremental Term Lender severally agrees to make a single loan to the Company on the Incremental Term Closing Date in an amount not to exceed such Incremental Term Lender’s Incremental Term Commitment. The Incremental Term Borrowing shall consist of Incremental Term Loans made simultaneously by the Incremental Term Lenders in accordance with their respective Applicable Percentage of the Incremental Term Facility. Amounts borrowed under this Section 1 and repaid or prepaid may not be reborrowed. Incremental Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein or in the Credit Agreement.

Section 2       Borrowings, Conversions and Continuations of Incremental Term Loans. After giving effect to all Incremental Term Borrowings, all conversions of Incremental Term Loans from one Type to the other, and all continuations of Incremental Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect in respect of the Incremental Term Facility.

Section 3       Termination of Commitments. The aggregate Incremental Term Commitments shall be automatically and permanently reduced to zero on the date of the Incremental Term Borrowing.

Section 4       Repayment of Incremental Term Loans. The Company shall repay to the Incremental Term Lenders the aggregate principal amount of all Incremental Term Loans outstanding in twenty-eight (28) consecutive quarterly installments which except for the final installment shall be due on the last day of each March, June, September and December, beginning with June 30, 2006. Subject to adjustment in connection with prepayments made pursuant to Section 2.04 of the Credit Agreement, (i) each of the first twenty-four (24) installments shall be in the principal amount equal to 0.25% of the original aggregate principal amount of the Incremental Term Loan, (ii) the following three (3) installments shall be in the principal amount equal to 23.50% of the original aggregate principal amount of the Incremental Term Loans, and (iii) the final principal repayment installment of the Incremental Term Loans, due on March 29, 2013 (such date, the “Maturity Date” for the Incremental Term Facility), shall be in an amount equal to the aggregate principal amount of all Incremental Term Loans outstanding on such date.

Section 5       Incremental Term Opt-out. With respect to any prepayment of the Incremental Term Facility pursuant to Section 2.04(b) of the Credit Agreement, any Incremental Term Lender, at its option, to the extent that any Term A Loans are then outstanding, may elect not to accept such prepayment. Upon receipt by the Administrative Agent of any such prepayment of the Incremental Term Facility, the amount of the prepayment that is available to prepay the Incremental Term Loans (the “Prepayment Amount”) shall be deposited in a blocked, interest bearing deposit account of one or more of the Loan Parties at Bank of America in the name of the Collateral Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent (a “Cash Collateral Account”), on terms reasonably satisfactory to the Administrative Agent and the Company, pending application of such amount on the Prepayment Date as set forth below and promptly after the date of such receipt, the Administrative Agent shall notify the Incremental Term Lenders of the amount available to prepay the Incremental Term Loans and the date on which such prepayment shall be made (the “Prepayment Date”), which date shall be 10 Business Days after the date of such receipt. Any Incremental Term Lender declining such prepayment (a “Declining Lender”) shall give written notice to the Administrative Agent by 11:00 a.m. on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Incremental Term Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) to prepay Incremental Term Loans owing to such Accepting Lenders shall be withdrawn from the applicable Cash Collateral Account and applied ratably to prepay Incremental Term Loans owing to such Accepting Lenders in the manner described in Section 2.04(b) of the Credit Agreement for such prepayment. For the avoidance of doubt, interest shall continue to accrue on the Incremental Term Loans of each Accepting Lender through the Prepayment Date applicable to such Loans. Any amounts that would otherwise have been applied to prepay Incremental Term Loans owing to Declining Lenders shall instead be applied ratably to prepay the Term A Loans in the manner described in Section 2.04(b) of the Credit Agreement for such prepayment. Any interest from such account shall be returned to the Company on the Prepayment Date to the extent not applied to prepay the Term A Loans or the Incremental Term Loans on the Prepayment Date.

Section 6       Applicable Rate. The Applicable Rate with respect to the Incremental Term Facility shall be 0.75% for Base Rate Loans and 1.75% for Eurodollar Rate Loans.

Section 7       Conditions Precedent to the Making of Incremental Term Loans. The obligation of each Incremental Term Lender to make its Incremental Term Loan hereunder is subject to the satisfaction of the following conditions precedent on or prior to the date of the making of such Incremental Term Loan:

(a)           Execution of Incremental Term Supplement and Incremental Term Notes. The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Company, each dated the Incremental Term Closing Date (or, in the case of certificates of governmental officials, a recent date before the Incremental Term Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Incremental Term Lenders:

(i)  this Incremental Term Supplement duly executed and delivered by each of the Company, the Incremental Term Lenders and the Administrative Agent; and

(ii) an Incremental Term Note executed by the Company in favor of each Incremental Term Lender requesting an Incremental Term Note.

(b)           Pledge Agreement. Each Incremental Term Lender shall have received from the Collateral Agent evidence satisfactory to it that the Collateral Agent has received all certificates representing Pledged Equity Interests (accompanied by undated stock powers executed in blank).

(c)           Signatures. The Company shall have certified to the Administrative Agent (with copies to be provided for each Incremental Term Lender) the name and signature of each of the persons authorized (i) to sign on its respective behalf this Incremental Term Supplement and the Incremental Term Notes and (ii) to borrow under this Incremental Term Supplement and the Credit Agreement. The Incremental Term Lenders may conclusively rely on such certifications until they receive notice in writing from the Company to the contrary.

(d)           Proof of Action. The Administrative Agent shall have received certified copies of all necessary action taken by the Company to authorize the execution, delivery and performance of this Incremental Term Supplement.

(e)           Opinions of Counsel to the Company. The Incremental Term Lenders shall have received favorable opinions of:

(i)   Victoria D. Salhus, Esq., Senior Vice President, Deputy General Counsel and Secretary for the Company and the Restricted Subsidiaries, substantially in the form of Exhibit B hereto; and

(ii)  Sullivan & Cromwell LLP, special New York counsel to the Company and the Restricted Subsidiaries, substantially in the form of Exhibit C hereto;

and covering such other matters as any Incremental Term Lender or special New York counsel to the Administrative Agent, Pillsbury Winthrop Shaw Pittman LLP, may reasonably request (and for purposes of such opinions such counsel may rely upon opinions of counsel in other jurisdictions, provided that such other counsel are satisfactory to special counsel to the Administrative Agent and such other opinions state that the Incremental Term Lenders are entitled to rely thereon).

(f)            Opinion of Incremental Term Lenders’ Counsel. Each Incremental Term Lender shall have received a favorable opinion of Pillsbury Winthrop Shaw Pittman LLP, special New York counsel to the Administrative Agent, substantially in the form of Exhibit D hereto and covering such other matters as any Incremental Term Lender may reasonably request.

(g)           Compliance Certificate. The Incremental Term Lenders shall have received a Compliance Certificate showing that, after giving effect to this Incremental Term Supplement and the Indebtedness contemplated to be incurred by the Company on the Incremental Term Closing Date and the use of proceeds thereof, the Company is in compliance with the provisions of this Incremental Term Supplement on a pro forma basis as of the Incremental Term Closing Date.

(h)           Other Documents. Such other documents, filings, instruments and papers relating to the documents referred to herein and the transactions contemplated hereby (including officer’s certificates of the Company and each Restricted Subsidiary bringing down the representations made on the Closing Date with respect to the organizational documents of such Persons), as any Incremental Term Lender or special counsel to the Administrative Agent shall reasonably require shall have been received by the Administrative Agent.

(i)            Certain Fees. All fees required to be paid to the Administrative Agent, the Joint Lead Arrangers and the Incremental Term Lenders on or before the Incremental Term Closing Date shall have been paid. Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent properly invoiced prior to or on the Incremental Term Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(j)            Solvency Certificate. The Incremental Term Lenders shall have received a certificate from the chief financial officer of the Company substantially in the form of Exhibit E hereto, showing that, after giving effect to this Incremental Term Supplement and the Indebtedness contemplated to be incurred by the Company on the Incremental Term Closing Date and the anticipated use of proceeds thereof (including the making of the special dividend referred to in clause (ii) of Section 1.04 to Schedule II hereto), the Company is solvent.

(k)           Debt Ratings. The Incremental Term Facility shall have received a debt rating from Moody’s and S&P.

(l)            Regulatory Approvals. The Company shall have obtained the approvals of any regulatory authority set forth on Schedule 6.03 to the Credit Agreement required with respect to this Incremental Term Supplement (other than as specified in such Schedule 6.03).

Without limiting the generality of the provisions of Section 9.04 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 7, each Incremental Term Lender that has signed this Incremental Term Supplement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to an Incremental Term Lender unless the Administrative Agent shall have received notice from such Incremental Term Lender prior to the proposed Incremental Term Closing Date specifying its objection thereto.

Section 8       Covenants. The Company shall, and shall cause each of the Restricted Subsidiaries to, comply with each covenant contained in (i) Schedule II hereto and (ii) the Credit Agreement (other than the Revolver/Term A Covenants, which are solely for the benefit of the Revolving Credit Lenders and the Term A Lenders).

Section 9       Events of Default. Each party hereto hereby acknowledges and agrees that only the Events of Default set forth in Sections 8.01(a), (b)(ii), (d)(ii), (e), (g), (h), (i)(ii), (l) and (m) of the Credit Agreement shall apply to the Incremental Term Facility.

Section 10     Compliance Certificate. Each party hereto hereby agrees that the Compliance Certificate to be delivered to the Incremental Term Lenders pursuant to Section 7.01(d) of the Credit Agreement shall be substantially in the form of Exhibit F attached hereto.

Section 11     Joinder. By executing and delivering this Incremental Term Supplement, and upon satisfaction of the conditions set forth in Section 7 hereof and Section 2.14 of the Credit Agreement, each Incremental Term Lender hereby (a) becomes a party to the Credit Agreement as a “Lender” thereunder with the same force and effect as if originally named therein as a Lender, and (b) expressly, irrevocably and absolutely assumes all obligations and liabilities of a “Lender” under the Credit Agreement. Each reference to a “Lender” in the Credit Agreement shall be deemed to include each Incremental Term Lender.

Section 12     Terms Incorporated. All of the terms and conditions of the Credit Agreement are hereby incorporated in this Incremental Term Supplement by reference thereto as fully and to the same extent as if set forth herein, and the Credit Agreement, as supplemented hereby, is hereby ratified, approved and confirmed as of the date hereof.

Section 13     Counterparts. This Incremental Term Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 14     GOVERNING LAW. THIS INCREMENTAL TERM SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Term Supplement to be duly executed as of the day and year first above written.

CSC HOLDINGS, INC.

By	/s/
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By	/s/
Name:
Title:

BANK OF AMERICA, N.A.,
as Incremental Term Lender

By	/s/
Name:
Title: